THRIVENT MUTUAL FUNDS

Form N-SAR for

Fiscal Period Ended 10/31/2015

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Report on internal control by Independent Public Accountants. (Item 77.B.)

2.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

3.	Results of Special Shareholder Meetings of Thrivent Partner Small Cap Growth Fund, Thrivent Partner Small Cap Value Fund, Thrivent Mid Cap Growth Fund, Thrivent Partner Mid Cap Value Fund and Thrivent Natural Resources Fund. (Item 77.C. and 77.M.)

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Thrivent Mutual Funds

In planning and performing our audit of the financial statements of Thrivent Aggressive Allocation Fund, Thrivent Moderately Aggressive Allocation Fund, Thrivent Moderate Allocation Fund, Thrivent Moderately Conservative Allocation Fund, Thrivent Balanced Income Plus Fund, Thrivent Opportunity Income Plus Fund, Thrivent Partner Emerging Markets Equity Fund, Thrivent Small Cap Stock Fund, Thrivent Mid Cap Stock Fund, Thrivent Partner Worldwide Allocation Fund, Thrivent Large Cap Growth Fund, Thrivent Large Cap Value Fund, Thrivent Large Cap Stock Fund, Thrivent High Yield Fund, Thrivent Income Fund, Thrivent Municipal Bond Fund, Thrivent Government Bond Fund, Thrivent Limited Maturity Bond Fund, and Thrivent Money Market Fund (constituting part of the Thrivent Mutual Funds) (hereafter referred to as the “Funds”) as of and for the year ended October 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds’ internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

PricewaterhouseCoopers LLP, Suite 1400, 225 South Sixth Street, Minneapolis, MN 55402

T: (612) 596 6000, F: (612) 373 7160, www.pwc.com/us

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Minneapolis, Minnesota

December 21, 2015

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